Exhibit 99.1

NV5 Acquires JBA Consulting Engineers; Provides 2016 Outlook Update;

Announces Bank of America Facility and Highlights M&A Pipeline

●	JBA is a leading MEP engineering, acoustics, technology, and fire protection consulting firm
●	Acquisition expected to be immediately accretive
●	Provides preliminary third quarter 2016 results
●	Revises Full Year 2016 Guidance
●	Bank of America Senior Credit Facility expected to provide up to $140 million
●	M&A pipeline remains robust
●	Reconfirms run rate revenues of $300 million by the end of 2016

Hollywood, FL – October 26, 2016 – NV5 Global, Inc. (the “Company” or “NV5”) (Nasdaq: NVEE), a provider of professional and technical engineering and consulting solutions, announced today that it has acquired JBA Consulting Engineers, Inc. (“JBA”), a Las Vegas, Nevada-based MEP engineering, acoustics, technology, and fire protection consulting firm with approximately $33 million in annual revenue. The acquisition was primarily financed with cash on hand from the Company’s balance sheet and is expected to be immediately accretive to NV5’s earnings.

Since 1966, JBA’s team of approximately 220 professionals has been serving major public and private clients such as Hilton, Marriott, and major theme parks, as well as casinos and entertainment groups internationally, including Wynn, Caesars, MGM, Crown, Sands, Red Rock, and Hard Rock. JBA is also a Trusted Advisor to the City of Las Vegas, Clark County, and McCarren International Airport. In addition to its corporate headquarters in Las Vegas, JBA has 12 offices in California, Arizona, Massachusetts, Louisiana, Georgia, New York, Florida, and abroad in Hong Kong, Shanghai, Vietnam, and Macau.

Regarding the acquisition, Dickerson Wright, PE, Chairman and CEO of NV5, said, “Incorporating JBA’s highly skilled and established team into the NV5 family will expand and strengthen NV5’s existing energy and environmental platform by introducing our professionals to new clients and making new services available to our existing clients. We have identified many great opportunities for our two organizations to move forward together and become a significant player in highly profitable markets we have sought to enter.”

Dwayne Miller, Chairman of JBA, added, “Over the past 50 years, JBA’s exceptional engineers and technologists have worked on numerous recognizable landmarks for our industry such as the Mirage Hotel Casino, the Bellagio, Mandalay Bay and most recently, the MGM and Wynn Palace projects on the Cotai Strip in Macau. Becoming part of NV5 enables us to elevate our business and ‘care, lead and do great work’ at a whole new level.”

Selected Preliminary Third Quarter 2016 Results

The Company expects to report the following estimated financial results for the third quarter of 2016:

●	Total Revenues of approximately $62 million
●	Gross Revenues – GAAP of approximately $60 million
●	Net income of approximately $3.4 million
●	Adjusted EPS of approximately $0.40 per diluted share
●	GAAP EPS of approximately $0.33 per share

Preliminary results remain subject to the completion of the Company’s quarter-end accounting procedures and adjustments and are subject to change.

The Company will host its regularly scheduled conference call to discuss final third quarter 2016 financial results on November 3, 2016 at 4:30 p.m. Eastern.

2016 Outlook Update

The Company is revising its guidance for full-year 2016 for Total Revenues and Earnings. In August, the Company projected its full year 2016 Total Revenues, including the impact of acquisitions closed through June 30, 2016, to range from $230 million to $250 million, full-year Adjusted EPS to range from $1.57 to $1.70 per diluted share, and full-year GAAP EPS to range from $1.29 to $1.40 per diluted share. The Company now expects full-year 2016 Total Revenues, including acquisitions closed to date, to range from $225 million to $235 million, which represents an increase of 44% to 51% from 2015 Total Revenues of $155.9 million. The Company further expects that full-year 2016 Adjusted EPS will range from $1.49 to $1.62 per diluted share and that full-year 2016 GAAP EPS will range from $1.20 to $1.33 per diluted share. This guidance for Total Revenues, Adjusted EPS and GAAP EPS excludes any other potential acquisitions for the remainder of 2016.

A majority of the anticipated shortfall is due to the ongoing delay of multiple transportation infrastructure projects in New Jersey and the previously discussed slowed recovery of the Company’s pipeline energy transmission business. “The halt of our transportation projects in New Jersey is the result of a delayed vote over the proposed gas tax in the state legislature, which has since passed,” said Dickerson Wright, PE, Chairman and CEO of NV5. The Company does not consider the delayed business a loss of revenue because the New Jersey projects are expected to resume after the election.

Bank of America Facility and M&A Pipeline

As disclosed in the Company’s Form 8-K filed on October 14, 2016, NV5 has entered into a commitment letter with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith, Inc. for a five-year senior revolving credit facility for up to $140 million. Upon entering into the facility, the Company intends to use this source of liquidity to help execute its acquisition strategy. In addition to the JBA transaction, the Company is working on a number of other opportunities that may close by the end of the year. The Company estimates that, if closed, these acquisitions would add another $35 million to $50 million in annual revenue. The Company is accordingly reconfirming its commitment to reaching $300 million in run rate revenues by the end of 2016.

Conference Call

NV5 will host an investment community conference call on Thursday, October 27, 2016 at 8:00 a.m. Eastern to discuss the JBA acquisition, updated guidance, the Bank of America facility, and the Company’s mergers and acquisitions pipeline.

Date:	Thursday, October 27, 2016
Time:	8:00 a.m. Eastern
Toll-free dial-in number:	+1 877-311-4180
International dial-in number:	+1 616-548-5594
Conference ID:	7690725
Webcast:	http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

A replay of the conference call will be available approximately one hour following the conclusion of the call through November 1, 2016. To access the replay via telephone, please dial:

Toll-free replay number:	+1 855-859-2056
International replay number:	+1 404-537-3406
Replay PIN number:	7690725

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, engineering and support services, energy, program management, and environmental solutions. The Company operates 60 offices in 26 states nationwide, and is headquartered in Hollywood, Florida. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Use of Non-GAAP Financial Measures

Total Revenues is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of using a third-party sub-consultant. Therefore, the Company believes that Total Revenues, which is a non-GAAP financial measure commonly used in our industry, provides a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to Total Revenues is provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS to Adjusted EPS provided at the end of this news release.

NV5’s definition of Total Revenues and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share.

Contact

NV5 Global, Inc.
Lauren Wright, PhD

Director of Investor Relations
Tel: +1-408-392-7233
Email: ir@nv5.com

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES

(in thousands)

(Unaudited)

Three Months Ended
September 30,
2016

Gross Revenues - GAAP	$60,091

Add: Intercompany revenues in lieu of sub-consultants	1,468
Total Revenues	$61,559

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(Unaudited)

Three Months Ended
September 30,
2016

Net Income - per diluted share	$0.33

Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.12
Income tax expense	(0.04)
Adjusted EPS	$0.41